                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      UNITED ASSET MANAGEMENT CORPORATION
                (Name of Registrant as Specified In Its Charter)

                      UNITED ASSET MANAGEMENT CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                      UNITED ASSET MANAGEMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 18, 1995

     The Annual Meeting of the Stockholders of United Asset Management Corporation (the "Company" or "UAM") will be held at The Ritz-Carlton Hotel, 15 Arlington Street, Boston, Massachusetts on Thursday, May 18, 1995 at 9:30 a.m., Eastern Daylight Savings Time, for the following purposes:

        (1) To fix the number of directors and elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

        (2) To approve the UAM Deferred Compensation Plan;

        (3) To approve Compensation Arrangements for Certain Executive
            Officers;

        (4) To approve the selection of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending December 31, 1995; and

        (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 23, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, this meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment thereof. A list of stockholders entitled to vote will be kept at the principal offices of the Company at One International Place, Boston, Massachusetts 02110 for a period of ten days prior to the meeting.

     The business matters enumerated above are discussed more fully in the accompanying Proxy Statement. Whether or not you plan to attend the meeting, we urge you to study the Proxy Statement carefully and then fill out, sign and date the enclosed Proxy. Please mail your Proxy promptly in the enclosed return envelope, which requires no postage if mailed in the United States. If you do plan to attend the meeting, please so indicate in the box provided on the enclosed Proxy.

                                            By Order of the Board of Directors,

                                            JOHN C. VINCENT, JR.
                                            Secretary

March 29, 1995

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                      UNITED ASSET MANAGEMENT CORPORATION

                            ONE INTERNATIONAL PLACE


                          BOSTON, MASSACHUSETTS 02110

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 18, 1995

     The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of United Asset Management Corporation (the "Company" or "UAM") to be voted at the Annual Meeting of Stockholders to be held on Thursday, May 18, 1995 and at any adjournment thereof (the "Meeting").

     It is expected that copies of the Notice of Meeting, this Proxy Statement and the enclosed Proxy card will be mailed on approximately March 29, 1995 to each stockholder entitled to vote at the Meeting. UAM's Annual Report to Stockholders for the fiscal year ended December 31, 1994 was previously mailed to stockholders on March 16, 1995.

                             ELECTION OF DIRECTORS

     The persons named as proxies in the accompanying Proxy card intend (unless authority to vote therefor is specifically withheld) to vote to fix the number of directors for the ensuing year at twelve, and to vote for the election of the twelve persons named below, being the nominees of the present Board, as directors to hold office until the next Annual Meeting and until their respective successors are elected and qualified. If any of the nominees becomes unavailable to serve as a director, the persons named as proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

NOMINEES FOR ELECTION AS DIRECTORS

     Information regarding each nominee is presented below.

     Mr. Norton H. Reamer, age 59, is the founder of UAM and has been its President, Chief Executive Officer, and a director since its inception in 1980. Mr. Reamer is also Chairman, President and a director of The Regis Fund, Inc. and Regis Fund II, both series mutual funds, and a trustee or director in the Eaton Vance Group of Funds, which consists of over 70 investment company portfolios. He is also a trustee of Radcliffe College and of Union College.

     Mr. John F. McNamara, age 53, joined UAM as Executive Vice President in April, 1992 and was elected a director in July of that year. In November, 1994, he was named Chief Operating Officer. Prior to joining UAM, he served since 1990 as Managing Director and Chief Executive Officer of Baring America Asset Management Co., the U.S. investment management subsidiary of Baring Brothers, a London-based investment management firm.

     Mr. Richard A. Englander, age 53, has served as a principal of Barrow, Hanley, Mewhinney & Strauss, Inc., one of UAM's subsidiaries, for more than the past five years. He has been a director of UAM since May, 1994.

     Mr. Robert J. Greenebaum, age 77, retired as Treasurer of Inland Steel Company in May, 1981. Since 1981, Mr. Greenebaum has been a business consultant. Mr. Greenebaum is Chairman and a director of Selected American Shares, Inc., Selected Special Shares, Inc., and the Selected Capital Preservation Trust Series Funds, and is a director of the Blue Chip Value Fund, each of which is an investment company. He has been a director of UAM since February, 1982.

     Mr. Charles E. Haldeman, Jr., age 46, has been Partner and Director of Cooke & Bieler, Inc., one of UAM's subsidiaries, for more than the past five years. He previously served as a director of UAM from May, 1990 to May, 1991 and from September, 1987 to May, 1989.

     Mr. Robert M. Kommerstad, age 68, is a founder and has been Chairman of Provident Investment Counsel, one of UAM's subsidiaries, for more than the past five years. Mr. Kommerstad is a director and founder of 1st Business Bank in Los Angeles and is Chairman of the National Board of Big Brothers/Big Sisters of America. He is also a member of the Board of Trustees of the University of Minnesota Law School.

     Mr. M. Thomas Lardner, age 52, has been President and CEO of The L&B Group, one of UAM's subsidiaries, for more than the past five years.

     Professor Jay O. Light, age 53, has been a professor at the Harvard Business School for more than five years and previously served as a Senior Associate Dean. His special areas of concentration are capital markets and investment management. From 1977 to 1979, Professor Light was the Director of Investment Policies at the Ford Foundation. Professor Light is also a director of Harvard Management Company, Inc. and a trustee of the College Retirement Equity Fund (CREF). Professor Light has been a director of UAM since May, 1987.

     Mr. David I. Russell, age 52, is an independent financial consultant. Prior to March, 1989, he was a director of Warburg Securities, part of S.G. Warburg & Co., the international securities brokerage and investment banking group, and a director of S.G. Warburg & Co., Inc., a U.S. subsidiary of S.G. Warburg & Co. He has been a director of UAM since November, 1981.

     Mr. Philip Scaturro, age 56, is an Executive Vice President and a Managing Director of Allen & Company Incorporated, an investment banking firm. He has been with Allen & Company Incorporated as an Executive Vice President and Managing Director for more than the past five years. Mr. Scaturro is also a director of Savoy Pictures Entertainment, Inc. He has been a director of UAM since April, 1981.

     Mr. John A. Shane, age 62, has for more than the past five years been President of Palmer Service Corporation, a venture capital management company. Mr. Shane is also a director of Arch Communications Group, Inc., Eastern Bank and Summa Four, Inc. and a trustee of the Fund Group. He has been a director of UAM since November, 1981.

     Ms. Barbara S. Thomas, age 48, is an independent financial and media consultant. Prior to December, 1994, she was Director, Business and Legal Affairs, for News International plc. Prior to joining News International, Ms. Thomas served as a Managing Director of the investment banking firm Cramer Rosenthal McGlynn, Inc. from November, 1990 to February, 1993. From August, 1986 to March, 1990, she served as Senior Vice President and Group Head of The International Private Banking Group at Bankers Trust Company. From 1980 to 1983, she served as a Commissioner of the Securities and Exchange Commission. She is currently a director of Astro Communications, Inc. She has been a director of UAM since January, 1993.

     Each of the nominees except Messrs. Haldeman, Kommerstad and Lardner is presently serving as a director and was elected to that position at the 1994 Annual Meeting. It is the policy of UAM's Board of Directors to nominate for election to the Board each year several principals of its subsidiaries and to rotate these seats on the Board annually among such firms. Messrs. Englander, Haldeman, Kommerstad and Lardner are currently being nominated for these seats.

     The Board of Directors met eleven times during 1994 and acted by unanimous consent on four occasions. The Board of Directors has appointed an Audit Committee and a Compensation Committee, both of which are reappointed annually. The Audit Committee, consisting of Mr. Shane, Chairman, Mr. Greenebaum, Mr. Scaturro and Ms. Thomas, met three times in 1994, and has recommended to the Board of Directors the selection of Price Waterhouse to serve as the Company's independent accountants for the year ending December 31, 1995. The Compensation Committee, consisting of Mr. Scaturro, Chairman, Mr. Shane and Mr. Light, met four times to consider directors' and officers' compensation and other related matters. It also acted by unanimous consent forty-four times in 1994 in granting stock options under UAM's stock option plans.

DIRECTORS' FEES

     Outside directors (that is, directors other than those employed by UAM or one of its subsidiaries) receive an annual fee of $22,000, plus $4,500 for each regular meeting of the Board of Directors attended and an additional fee of $4,500 for attendance at the Company's Annual Planning Meeting of the Board of Directors. Each member of either the Audit or Compensation Committee of the Board receives an additional $7,000 annual fee.

     Pursuant to the terms of the Company's 1994 Eligible Directors Stock Option Plan (the "Directors Option Plan"), each director who is not an officer or employee of the Company or one of its subsidiaries and who is not eligible to participate under any other Company stock-related plan and who is then serving as a director (an "Eligible Director") is granted 5,000 non-incentive stock options on the 30th day following the Annual Meeting of Stockholders of UAM during the term of the Directors Option Plan. The exercise price per share for these options is the fair market value on the date of the grant. Options granted to Eligible Directors are exercisable in full beginning six months after the date of grant and terminate after five years. Such options generally cease to be exercisable six months after an Eligible Director ceases to be a director. In addition, each Eligible Director is entitled under the Directors Option Plan to elect on a semi-annual basis to receive discounted stock options in lieu of all or any portion of the annual retainer fee payable to such director with respect to such six-month period. Discounted options are exercisable at 75% of the market value of common stock, $.01 par value, of the Company ("Common Stock") on the grant date. The number of shares of Common Stock under option will equal the amount of the cash retainer fee foregone divided by 25% of the market value of the Common Stock on the date of grant.

CERTAIN TRANSACTIONS

     During 1994, Mr. David I. Russell served as a consultant to the Company for an annual fee of $200,000. He will continue to serve in such capacity during 1995 pursuant to a consulting agreement.

     As of March 16, 1995, two entities in which Mr. Norman Perlmutter, a director of the Company whose term as a director is expiring at the Annual Meeting, owns an indirect beneficial interest owed $2,532,000 and $4,220,000, respectively, to subsidiaries of Heitman Financial Ltd. ("Heitman"), one of UAM's subsidiaries. All but $400,000 of such obligations are represented by promissory notes bearing interest at a variable rate based on either the Prime interest rate plus one-half of one percent or a LIBOR rate election with respect to the first note and 6% with respect to the second note, and were incurred prior to UAM's acquisition of Heitman in connection with the acquisition or refinancing by such entities of interests in real estate. The balance of $400,000 was an unsecured advance to such entity to fund operating expenses and was also made prior to UAM's acquisition of Heitman. The indicated balances are also the highest amount outstanding during calendar year 1994 under such obligations.

     Heitman holds a non-recourse junior mortgage note (the "Note") on the building in Chicago where its principal offices are located. The Note was acquired by Heitman from a third party for $2,000,000 cash in January of 1995. The maker of the Note is LaSalle Lake Investors, an Illinois limited partnership ("LaSalle"). Mr. Perlmutter is a 3.28% limited partner in LaSalle. The balance due under the Note as of March 16, 1995 (which was also the greatest amount due since January 1, 1994) was approximately $69,600,000, although its realizable value is estimated to be substantially less than that amount. The Note bears interest at 9% per annum but is not being paid currently. Any gain or loss to Heitman arising out of the Note will be allocated to Heitman under its Revenue Sharing Agreement with UAM.

     As required by the Securities and Exchange Commission ("SEC") Rules under
Section 16(a) of the Securities Exchange Act of 1934, the Company reports that a Form 5 with respect to options granted during 1994 to Mr. Perlmutter and a transfer of shares of the Company's Common Stock by Mr. Perlmutter was filed late, and that a Form 5 with respect to options granted during 1994 to Mr. Mark
A. Lieb, a director of the Company whose term as a director is expiring at the Annual Meeting, was filed late.

                            EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     The executive officers of the Company are elected by the Board of Directors and hold office until the first meeting of the Board of Directors following the Annual Meeting. Norton H. Reamer is the Company's President and Chief Executive Officer and John F. McNamara is an Executive Vice President and the Chief Operating Officer. Certain information concerning their respective backgrounds is presented above under Nominees for Election as Directors. The other executive officers of the Company are as follows:

     Mr. William H. Park, age 47, joined UAM as Vice President in 1982 and was named Senior Vice President and Treasurer in 1985 and Executive Vice President and Chief Financial Officer in November, 1994. Mr. Park is also a Vice President of The Regis Fund, Inc., and Regis Fund II, both series mutual funds.

     Mr. Franklin H. Kettle, age 37, joined UAM in September, 1986 and was named Vice President in December of that year; Senior Vice President in May of 1991; and Director of Corporate Development in November, 1994.

     Mr. William B. Budd, age 59, joined UAM as a Senior Vice President in July, 1989. For more than five years prior to joining UAM, he had been with Chemical Investment Management Company, Inc. where he served as Managing Director in charge of fixed income investments.

     Mr. Charles H. Salisbury, age 54, joined UAM as a Senior Vice President in April, 1994. For more than four years prior to joining UAM he was a Managing Director of T. Rowe Price Associates.

     Mr. George D. McClelland, age 48, joined UAM as a Senior Vice President in April, 1994. Prior to joining UAM he worked as a consultant and served briefly as Chief Administrative Officer of Kendall Square Research Corp. in October of 1993. Prior to 1993, he held various management positions at subsidiaries and divisions of Fidelity Investments, including Managing Director of Fidelity Capital from April, 1992 to January, 1993, and Managing Director of Fidelity International, Ltd. and President of Audit Operations and Analysis from February, 1990 to April, 1992.

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table on page 5 shows all compensation paid for services rendered during the past three years to the chief executive officer of the Company and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers").

STOCK OPTIONS

     The Company has in effect two stock option plans, the UAM 1994 Stock Option Plan (the "Stock Option Plan") and the Directors Option Plan, pursuant to which an aggregate of 3,200,000 shares of common stock, $.01 par value, of the Company ("Common Stock") have been reserved for issuance to directors and executive officers and other key employees of the Company and its subsidiaries who have substantial responsibility for the Company's management and growth. As of March 16, 1995, an aggregate of 2,471,263 shares of Common Stock remained available for issuance under those plans. The tables on pages 5 and 6 show information relating to grants of options to, and the exercise of options under former stock option plans of the Company by, the Named Executive Officers during the year ended December 31, 1994, as well as information relating to the unexercised options held by the Named Executive Officers as of December 31, 1994.

                          SUMMARY COMPENSATION TABLE

                                                                                                             ALL OTHER
                                                                                        LONG TERM           COMPENSATION
                                                         ANNUAL COMPENSATION       COMPENSATION AWARDS          (1)
                                                         -------------------       -------------------      ------------
                                                                                        NUMBER OF
                                                                                    SHARES UNDERLYING
NAME AND PRINCIPAL POSITION                     YEAR      SALARY       BONUS         OPTIONS GRANTED
---------------------------                     ----      ------       -----         ---------------
Norton H. Reamer...........                     1994     $770,000    $456,000            29,200              $58,844
President, Chief Executive                      1993      720,000     417,200            27,700               38,844
Officer and Director                            1992      720,000     179,000            21,000               38,844

John F. McNamara*..........                     1994      670,000     364,800            50,000               55,580
Executive Vice  President,                      1993      620,000     357,600            50,000               34,350
Chief Operating Officer                         1992      450,000     179,000           100,000                3,375
and Director

William H. Park............                     1994      450,000     182,400            15,500               55,055
Executive Vice President                        1993      400,000     178,800            15,200               33,675
and Chief Financial Officer                     1992      360,000      64,000            12,500               32,990

Franklin H. Kettle.........                     1994      340,000     305,738            13,100               51,948
Senior Vice President and                       1993      290,000     188,838            13,200               32,135
Director of Corporate                           1992      250,000     211,437             9,000               31,527
Development

William B. Budd............                     1994      310,000     305,738            12,400               58,844
Senior Vice President                           1993      290,000     188,838            13,200               38,844
                                                1992      270,000     211,437             9,000               38,078

---------------
  * Mr. McNamara joined the Company in April, 1992.

(1) Includes Company-paid life insurance premiums, Company contributions to the individual's profit sharing retirement plan account and Company contributions to the individual's Deferred Compensation Plan account respectively, in the following amounts for the year ended December 31, 1994: Mr. Reamer, $8,844, $22,500 and $27,500; Mr. McNamara, $5,580, $22,500 and $27,500; Mr.
    Park, $5,055, $22,500 and $27,500; Mr. Kettle, $1,948, $22,500 and $27,500; and Mr. Budd, $8,844, $22,500 and $27,500.


                           OPTION GRANTS IN 1994(1)

                           NUMBER OF
                             SHARES                                 EXERCISE                        GRANT
                           UNDERLYING       PERCENT OF TOTAL         OR BASE                         DATE
                            OPTIONS        OPTIONS GRANTED TO         PRICE       EXPIRATION       PRESENT
          NAME              GRANTED         EMPLOYEES IN 1994       PER SHARE        DATE          VALUE(2)
          ----             ----------      ------------------       ---------     ----------       --------
Norton H. Reamer.........    29,200                2.74%              $40.75         1/17/99       $293,699
John F. McNamara.........    50,000                4.70                40.75         1/17/99        502,910
William H. Park..........    15,500                1.46                40.75         1/17/99        155,902
Franklin H. Kettle.......    13,100                1.23                40.75         1/17/99        131,762
William B. Budd..........    12,400                1.17                40.75         1/17/99        124,722

    ---------------
(1) The per share option exercise price in the table is the fair market value of the Common Stock on the date of the grant. All options are exercisable 25% a year over a period of 4 years. The Company's Stock Option Plan is administered by the Compensation
    Committee of the Board of Directors which has authority to determine the key employees and executive officers of the Company and its subsidiaries to whom, and the terms and conditions at which, options will be granted under the Stock Option Plan.

(2) The Company has used the Black-Scholes Model for options pricing to calculate present value as of the date of the grant.
    This Model relies on the following assumptions which may prove to be inaccurate in the future: stock price volatility of 0.2642;
    dividend yield of 2.12%; risk-free rate of return of 5.18%; and exercise date of January 17, 1999. The Model also assumes a liquid market for options although the options awarded under the Company's plans may not be transferred. Further, exchange-traded options may be exercised immediately; however, the Company's options are subject to certain vesting rules. For these reasons, the Company believes that the Model may overstate the value of the options it awards. Their actual value, if any, will depend on the market price of the Company's Common Stock on the date of exercise.


                          AGGREGATED OPTION EXERCISES
                IN 1994 AND OPTION VALUES AT DECEMBER 31, 1994

                                                                     NUMBER OF
                                                                       SHARES
                                                                     UNDERLYING           VALUE OF
                                                                    UNEXERCISED         UNEXERCISED
                                                                     OPTIONS AT         IN-THE-MONEY
                                                                    DECEMBER 31,         OPTIONS AT
                                                                        1994        DECEMBER 31, 1994(1)
                                                                   --------------   --------------------
                                      SHARES ACQUIRED    VALUE      EXERCISABLE/        EXERCISABLE/
                NAME                    ON EXERCISE     REALIZED   UNEXERCISABLE       UNEXERCISABLE
                ----                  ---------------   --------   --------------   --------------------
Norton H. Reamer....................        6,290       $127,373   44,529/ 67,225     $610,512/$330,609
John F. McNamara....................           --             --   62,500/137,500      679,688/ 851,563
William H. Park.....................           --             --   39,550/ 37,650      636,281/ 198,406
Franklin H. Kettle..................        3,600         94,500   28,800/ 30,500      459,750/ 150,375
William B. Budd.....................        6,000        125,250   18,301/ 30,299      233,455/ 158,920

    ---------------
(1) An "In-the-Money" option is an option for which the option price of the underlying stock is less than the December 31, 1994 market price; the value shown reflects stock price appreciation since the date of the granting of the option.


COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors continues to have primary responsibility for analyzing the compensation of executive officers of the Company, establishing and, when appropriate, revising performance goals for executive officers, making recommendations to the full Board of Directors with respect to such compensation, and administering the Company's Stock Option Plans.

     In recommending salaries for the Company's President and Chief Executive Officer, and the other executive officers for the year ended December 31, 1994, the Compensation Committee considered the overall performance of the Company, particularly in terms of revenues, earnings, earnings per share, Operating Cash Flow (net income plus amortization and depreciation), assets under management and breadth of operations; the contribution of each officer to such performance; the responsibilities of each officer and the increase in those responsibilities during the year as a result of the Company's continued growth; the importance of individual executive officers to the future growth and profitability of the Company; the separate performance of the Company's subsidiaries during 1994 and the contribution of each executive officer to such performance; cash compensation levels of competitors in the industry (these competitors are included in the peer group index appearing in the performance graph on p. 8 hereof); and the success of the management team in achieving the Company's short-term and long-term goals. Although all of such factors were considered by the Committee in exercising its judgment as to compensation levels for the President and the other executive officers, no precise formula has been used to weight the relative importance of such factors. Based on publicly available information, the Committee believes that cash compensation of the President and the other executive officers for 1994 was at or near the median of the range of cash compensation paid by the Company's competitors in the industry. In allocating compensation between salary, bonuses and stock options, the Committee seeks to provide appropriate balance between current fixed and performance-related compensation, and long-term incentives.

     The President's compensation for 1994 reflected the overall improved performance of the Company as reflected in the growth in Operating Cash Flow, revenues and earnings over the past year, and the increase in assets under management. It also reflected the number and quality of acquisitions completed, and the growing responsibility of the President in overseeing the successful operation of an increasing portfolio of affiliated firms. Although the Compensation Committee considered all of such factors in determining the President's compensation, it did not apply any precise formula to weight the relative importance of such factors.

     Bonus payments to executive officers for the year ended December 31, 1994 were based entirely on the Company's performance. Bonuses for 1994 for executive officers with overall executive and operating responsibilities were calculated by multiplying a fixed amount (for example, for the executive officers named in the Summary Compensation Table, $150,000 for Mr. Reamer, $120,000 for Mr. McNamara and $60,000 for Mr. Park) by the excess of the Company's Operating Cash Flow per share each quarter over $.25. The Company's Operating Cash Flow per share for the year ending December 31, 1994 was $4.06 calculated on the same basis as earnings per share. The Compensation Committee and the Board of Directors of the Company consider Operating Cash Flow per share to be the most important basis for measuring the value of the Company to its stockholders. Bonuses for executive officers primarily responsible for acquisitions (Messrs. Kettle and Budd) were based on the annualized amount of base revenue sharing that is expected to accrue to the Company for acquisitions completed during the year. Such base revenue sharing was approximately $37,432,000 in 1994.

     With respect to the Operating Cash Flow bonus formula for 1995, the Compensation Committee has determined to raise the quarterly cash flow per share floor from $.25 to $.50 for each executive officer eligible to receive performance bonuses under this formula. For 1995, the multipliers for the officers named above have been increased as follows: Mr. Reamer, $200,000; Mr. McNamara, $160,000; and Mr. Park, $100,000. Mr. Kettle has been added to this group at a multiplier of $25,000 because of his increased executive and operating responsibilities (while continuing to participate in the acquisition formula bonus program).

     The Compensation Committee noted in its 1994 Report on 1993 Executive Compensation that the Revenue Reconciliation Act of 1993 included a provision that established a limit for the deduction of compensation paid by public companies to certain executive officers. However, it also noted that amounts paid pursuant to a performance based compensation arrangement and any revisions to such arrangement, in each instance when approved by stockholders, are deductible even if they result in total compensation over the limit. One policy behind this provision is to encourage public companies to tie compensation of key executives to verifiable criteria of performance for the company and to promote stockholder participation in approving such compensation arrangements. The Compensation Committee believes that the bonus arrangements described above, as modified in the manner described in the foregoing paragraph for 1995 executive officer compensation, continue to appropriately align compensation of UAM's executives to key measures of value to stockholders and are of the type that the tax provisions are intended to encourage. As contemplated by such provisions, the Board is submitting for shareholder approval the material terms of these revised arrangements.

     The Company's Compensation Committee based option grants to executive officers of the Company for the 1994 fiscal year on the relative base salaries and bonuses of such officers of the Company, without any adjustment for the size of previous option grants to any of them, except for the options granted to Mr. McNamara (and other executive officers who recently joined the Company) which were included in their compensation packages when they joined the Company. Because the Company's stock option awards are based on salary, which is in turn based on the factors set forth in the first paragraph of this report, its stock option awards are indirectly based on those same factors.

                                            Compensation Committee

                                            Philip Scaturro, Chairman
                                            Jay O. Light
                                            John A. Shane

                          COMPANY STOCK PERFORMANCE

     Set forth below is a line graph comparing, over a five-year period commencing December 31, 1989 (the "Commencement Date"), the total return on the Company's Common Stock with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and an asset management industry composite, a self-constructed peer group index (the "Indexes"). This graph assumes a common starting point of $100 invested on December 31, 1989. Total return for the Company as well as for the Indexes is determined on a yearly basis by adding (a) the cumulative amount of dividends from the Commencement Date to the end of the year in question (assuming dividend reinvestment) and (b) the difference between the share price at the Commencement Date and at the end of such year, the sum of which is then divided by the share price at the Commencement Date.

  CUMULATIVE TOTAL RETURN FOR THE FIVE-YEAR PERIOD ENDING DECEMBER 31, 1994

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)          UAM           S&P 500       PEER GROUP
1989                             100.00          100.00          100.00
1990                              91.32           96.89           92.29
1991                             175.02          126.28          174.72
1992                             176.46          135.88          193.82
1993                             242.55          149.52          262.55
1994                             226.50          151.55          220.96

* Includes Alliance Capital Management L.P., Atalanta Sosnoff Capital Corp., Bull & Bear Group, Inc., Colonial Group, Inc., Dreyfus Corp. (included through 1993 only, as this company was acquired by Mellon Bank Corp. in 1994), Duff & Phelps Corp., Eaton Vance Corp., Franklin Resources, Inc., New England Investment Companies, Inc. (formerly Reich & Tang L.P.), Oppenheimer Capital, L.P., The Pioneer Group, Inc., T. Rowe Price Associates, and PIMCO Advisors, L.P. (formerly Thomson Advisory Group L.P.).

                               VOTING SECURITIES

     Only the record holders of shares of Common Stock of the Company at the close of business on March 23, 1995 may vote at the Meeting. Each share of Common Stock is entitled to one vote on the matters to be voted upon at the meeting.

     On March 16, 1995 there were 30,736,273 shares of Common Stock issued and outstanding. The following table sets forth certain information, as of March 16, 1995, with respect to the beneficial ownership of UAM's Common Stock (i) by each person who is known by UAM to own beneficially more than 5% of its Common Stock,
(ii) by each of UAM's directors and nominees, (iii) by the Named Executive Officers and (iv) by all of UAM's executive officers and directors as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by each of them, subject to community property laws, where applicable. Under the heading "Number of Shares Issuable" are listed (and under the heading "Total" are included) shares issuable within 60 days of the date of this Proxy Statement upon the exercise of warrants or stock options owned by the party indicated. The percentage owned is calculated with respect to each party by treating its issuable shares as outstanding, in accordance with rules of the Securities and Exchange Commission.

BENEFICIAL OWNERSHIP OF COMMON STOCK

           NAME OF BENEFICIAL OWNER               NO. OF        NO. OF
           (AND ADDRESS OF OWNER OF               ISSUED        SHARES
            MORE THAN FIVE PERCENT)               SHARES       ISSUABLE       TOTAL       PERCENT
           ------------------------              ---------     --------     ---------     -------
Norton H. Reamer...............................  1,120,417       63,900     1,184,317       3.85%

FMR Corp.(1)...................................  3,588,240        --        3,588,240      11.67
  82 Devonshire Street
  Boston, MA 02109

Denver Investment Advisors(2)..................  1,596,450        --        1,596,450       5.19
  633 17th Street
  Denver, CO 80270

Richard A. Englander...........................     17,501       11,397        28,898       *

Robert J. Greenebaum(3)........................     15,200       18,231        33,431       *

Charles E. Haldeman, Jr........................     34,167       18,500        52,667       *

Robert M. Kommerstad(4)........................    217,834      107,312       325,146       1.05

M. Thomas Lardner..............................     --              511           511       *

Mark A. Lieb(5)................................     --            7,375         7,375       *

Jay O. Light...................................      5,000       18,231        23,231       *

John F. McNamara...............................      4,000      112,500       116,500       *

Norman Perlmutter(4)(5)........................    177,071        1,250       178,321       *

Edward I. Rudman(5)............................         29       62,728        62,757       *

David I. Russell...............................      4,000       17,000        21,000       *

Philip Scaturro(6).............................     45,932       18,231        64,163       *

John A. Shane(7)...............................     16,200       11,000        27,200       *

Barbara S. Thomas..............................      1,000        9,231        10,231       *

William H. Park................................     92,930       38,850       131,780       *

Franklin H. Kettle.............................     20,885       28,625        49,510       *

William B. Budd................................     12,000       30,451        42,451       *

All UAM Executive Officers and Directors as a

  Group (17 Persons)...........................  1,533,665      464,000     1,997,665       6.40

---------------

* Indicates less than 1%


(1) The named security holder has sole dispositive power with respect to all such shares and sole voting power with respect to 824,940 of such shares as of February 13, 1995.

(2) The named security holder has sole dispositive power with respect to all of such shares and sole voting power with respect to 966,200 of such shares as of March 8, 1995. First Interstate Bancorp, the ultimate parent corporation of such security holder ("First Interstate"), filed a Schedule 13G with the Securities and Exchange Commission indicating beneficial ownership of an aggregate of 1,669,940 shares as of December 31, 1994 (which number included the shares beneficially owned by the named security holder as of such date). According to the Schedule 13G, First Interstate had sole voting power with respect to 841,240 shares, shared voting power with respect to 168,300 shares, sole dispositive power with respect to 1,312,850 shares and shared dispositive power with respect to 357,090 shares as of December 31, 1994.

(3) Includes 7,200 shares owned by Mr. Greenebaum's wife, as to which Mr. Greenebaum disclaims beneficial ownership.

(4) The named security holder is a former owner of a UAM subsidiary, and as such received (directly or indirectly) a portion of the purchase price paid in connection with such transaction in UAM Stock. The security holder had no connection with UAM prior to such acquisition.

(5) The named security holder is a current director of UAM who is not standing for reelection.

(6) Does not include 1,370,994 shares of Common Stock owned by entities affiliated with Allen Holding Inc. of which Mr. Scaturro is an Executive Vice President and Managing Director. Also does not include 11,700 shares of Common Stock owned by the Philip Scaturro Foundation, of which Mr. Scaturro is President, Treasurer and Trustee. Mr. Scaturro disclaims beneficial ownership of all such shares.

(7) Includes 1,132 shares of Common Stock owned by Palmer Service Corporation, of which Mr. Shane is President.

                 APPROVAL OF THE UAM DEFERRED COMPENSATION PLAN

     The Board has adopted and recommends that the stockholders approve the United Asset Management Corporation Deferred Compensation Plan (the "Plan"). The Plan has been adopted effective January 1, 1994 in order to provide UAM's executive employees who become covered under the Plan with enhanced retirement security through tax-deferred benefits which will be payable on account of retirement, death or other termination from employment or upon the occurrence of a change of control of UAM.

     The future success of an institutional investment management organization such as UAM is highly dependent on the retention and continuing motivation of its employees. The Company has found that an essential component in the retention and motivation of employees is the assurance of the opportunity to receive adequate retirement income. To this end, UAM maintains a retirement plan that covers employees of the parent company (the "Parent Company") as well as employees of many of the affiliated firms. On behalf of its corporate-office employees, the Company historically has contributed 15% of compensation to the United Asset Management Corporation Profit Sharing and 401(k) Plan (the "Qualified Plan"). However, contribution limits under the Internal Revenue Code of 1986, as amended, (the "Code") have prevented the Company from making contributions to the Qualified Plan on behalf of senior management employees of the Parent Company in amounts equal to a full 15% of their compensation. Changes made to the Code effective in 1994 further restricted the amount that the Company can contribute on behalf of such senior management employees, so that the Company's 1994 Qualified Plan contributions on behalf of senior management employees were actually reduced compared to 1993.

     The Company believes that it is necessary to make up for this reduction and further to increase retirement contributions on behalf of senior management employees in order to provide such employees with future retirement income that represents a replacement percentage of their working income which is reasonably comparable to that being provided on behalf of all other staff employees. The Plan is intended to meet this need.

     Because certain directors of the Company are employees of the Parent Company, such directors, as well as the executive officers identified on page 4 above and other Parent Company officers with at least the rank of

Vice President, will be eligible to participate in the Plan and receive credits for allocations of deferred compensation under the Plan.

MATERIAL FEATURES OF THE PLAN

     In General. The general purpose of the Plan is to provide allocations on behalf of designated qualifying employees ("Participants") during each year of their employment with the Company (including 1994 for current Participants) for so long as the Company continues to maintain the Plan and the Participants continue to be eligible under the Qualified Plan. All such allocations will be credited to a bookkeeping account maintained by the Company for each Participant, where the credited allocations will be held, together with imputed investment gains and losses, for payment after the earlier to occur of the termination of a Participant's employment with the Company for any reason, including retirement, disability or death or a Change of Control over the Company (as defined in the Plan). Subject to adjustment for any change in the capital structure of the Company, an aggregate of 50,000 shares of Common Stock has been reserved for distribution to Participants who have made a Notional Shares Election, as discussed in "Benefit Payments" below.

     Eligibility. The Plan has been adopted to provide benefits to employees of the Parent Company who are eligible to receive allocations of Company contributions under the Qualified Plan; who hold the rank of Vice President of the Parent Company or senior; and who are designated by the Board of Directors for participation in the Plan. Seven employees were eligible for participation during 1994.

     Allocations. Allocations are made under the Plan for any year at the sole discretion of the Company's Board of Directors. If an allocation is made on account of a year, all Participants will share in the allocation by having credited to their bookkeeping accounts under the Plan equal percentages of their compensation, provided that such allocation will not exceed the lesser of (a) 15% of the Participant's compensation for such year and (b) $50,000 minus the amount of any Company contribution allocated to the Participant under the Qualified Plan for the same year.

     Vesting. Participants in the Plan vest in their benefits under the Plan (which are the allocations credited to their bookkeeping accounts, adjusted for any deemed investment gains or losses), during an employee's first five years of service, in increments of 25% per year beginning with completion of the second year of service. A Participant's years of vesting service credited prior to 1994 count towards vesting under the Plan. Accordingly, some Participants are already fully vested in the allocations made to their bookkeeping accounts under the Plan. If a Change of Control over the Company occurs, each Participant will at such time become fully vested in his or her benefits under the Plan, without regard to the Participant's previously credited years of vesting service.

     If a Participant's employment terminates before he or she becomes fully vested under the Plan, any unvested portion of the balance in the Participant's bookkeeping account under the Plan will be forfeited immediately to the Company. Such forfeitures will not be reallocated to any other Participants.

     Investments. A bookkeeping account is created by the Company for each Participant in order to record the Plan allocations made on behalf of the Participant, together with all investment gains and losses credited on investments that are deemed to be made with such allocations. Each Participant may elect to have the Company deem the balance of his or her account to be invested in either mutual fund shares of the Participant's choosing (the "Mutual Fund Election") or in shares of the Company's Common Stock (the "Notional Shares Election") or in a combination of the two.

     A Participant who makes the Mutual Fund Election may select up to three mutual funds to be utilized at any one time for the deemed investment, subject to the approval of the Retirement Committee (described below). A Participant may change his or her designated mutual funds and the mix of investments among such mutual funds a maximum of once during each year.

     A Participant who makes the Notional Shares Election will be deemed to invest the elected amount in shares of Common Stock, at the closing price of the Common Stock on the New York Stock Exchange, on the date of the deemed investment in Common Stock (which is a date six months after such election). A

Notional Shares Election may be made with respect to all or any portion of a new allocation or all or any portion of the balance in an existing account, and, unlike the Mutual Fund Election, becomes irrevocable once the deemed investment is made. The pre-tax amounts of all dividends that would have been declared on the shares of Common Stock that are deemed to be credited to a Participant's account are deemed to be reinvested in additional shares of Common Stock at the closing price of the Common Stock on the New York Stock Exchange on the dividend payment date.

     Benefit Payments. Each Participant is eligible to receive payment of the value of his or her account under the Plan at the earlier to occur of the Participant's termination of employment or a Change of Control over the Company. Payment of such benefits will normally take place 60 days after the date of the payment event. However, subject to the Retirement Committee's approval, a Participant may irrevocably elect at least 30 days in advance of the scheduled payment date to postpone payment of his or her benefit to a later date chosen by the Participant. If a Participant has died before his or her benefit is paid, payment will be made to the Participant's beneficiary under the Plan.

     The portion of a Participant's account that has been invested under the Mutual Fund Election will be paid in cash, mutual fund shares, or any combination of the two, at the Participant's election, but subject to the discretion of the Retirement Committee. The portion of an account invested pursuant to the Notional Shares Election will always be distributed in actual shares of Common Stock, valued as of the date of payment. At the Company's sole option, such Common Stock may either be issued or purchased by the Company for delivery to the recipient. The Company will register for resale all stock issued under the Plan. No payment in cash or other property will be made of any part of a Participant's account that has been invested pursuant to the Notional Shares Election.

     Plan Administration. The Plan is administered by a committee (the "Retirement Committee") which has the authority and discretion to make all determinations as to eligibility for participation and benefits under the Plan. The members of the Retirement Committee are appointed by, and serve at the pleasure of, the Board of Directors.

     Plan Amendment or Termination. Within certain limits, the Company has the discretion to amend the Plan from time to time, or to terminate the Plan at any time. However, no amendment or termination of the Plan may reduce the vested balance of a Participant's Account under the Plan. The Company may not, without the approval of the shareholders, alter or amend the Plan to materially increase the benefits accruing to participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan.

     Ownership of Plan Assets. All allocations under the Plan, all property and rights purchased with such allocations, and all income attributable to such allocations, property or rights will always remain solely the property and rights of the Company (without being restricted to the provision of benefits under the Plan) and will always be subject to the claims of the general creditors of the Company until such amounts are made available to a Participant or his or her beneficiary for payment of benefits under the Plan or until there is a Change of Control. No trust is created under the Plan and it is not otherwise funded in any manner.

NEW PLAN BENEFITS

     The following table sets forth information with respect to allocations made under the Plan to the Named Executive Officers, to all current executive officers as a group, and to all other employees as a group, during the last fiscal year. No allocations were made to non-executive directors, as they are not eligible to participate in the Plan.

                            NAME AND POSITION                                   DOLLARS ALLOCATED
                            -----------------                                   -----------------
Norton H. Reamer..........................................................          $  27,500
  President, Chief Executive Officer and Director
John F. McNamara..........................................................             27,500
  Executive Vice President, Chief Operating Officer and Director
William H. Park...........................................................             27,500
  Executive Vice President and Chief Financial Officer
Franklin H. Kettle........................................................             27,500
  Senior Vice President and Director of Corporate Development
William B. Budd...........................................................             27,500
  Senior Vice President
All current Executive Officers as a group (7 persons).....................            137,500
Non-Executive Officer Employee Group (38 persons).........................             33,050

     The total amount of allocations under the Plan with respect to services provided during 1994 was approximately $170,550. Such allocations were made during 1994. The Company estimates that the amount of allocations under the Plan with respect to services during 1995 will be approximately $234,000.

VOTE REQUIRED FOR APPROVAL

     Adoption of the UAM Deferred Compensation Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon, provided that the number of votes cast for and against the Plan must exceed 50% of the number of shares entitled to vote thereon. See "Quorum and Voting Procedures" on Page 14. The shares represented by the proxies solicited by the Board of Directors will be voted for the approval of the Plan unless a contrary choice is specifically indicated. The Board of Directors recommends a vote FOR approval of the UAM Deferred Compensation Plan.

           APPROVAL OF REVISED COMPENSATION ARRANGEMENTS FOR CERTAIN
             EXECUTIVE OFFICERS FOR PURPOSES OF CODE SECTION 162(M)

     Under applicable provisions of The Revenue Reconciliation Act of 1993, public companies are not allowed to deduct for income tax purposes annual compensation paid to certain executive officers in excess of $1,000,000 per executive unless such excess is paid pursuant to an arrangement tied to performance and approved by stockholders. Under a bonus arrangement used by UAM's Compensation Committee for the past several years and revised for 1995, it is possible that the total compensation payable to Messrs. Reamer, McNamara, Park and Kettle in 1995 and thereafter will exceed such limitation. In order to ensure the full deductibility of compensation paid to such officers under the revised arrangement, the Company is seeking stockholder approval thereof.

     Discretionary bonuses under the arrangement as revised would be made in the manner described in the Compensation Committee Report beginning on page 6 above. The cash bonus for each individual would be calculated by multiplying (i) the excess of the Company's Operating Cash Flow per share for each fiscal quarter in the year for which the bonus is being calculated over $.50 by (ii) a factor of $200,000 for Mr. Reamer; $160,000 for Mr. McNamara; $100,000 for Mr. Park; and $25,000 for Mr. Kettle. In addition, Mr. Kettle participates in the Company's acquisition bonus program which is calculated by multiplying (i) the annualized amount of base revenue sharing which is expected to accrue to the Company for acquisitions completed during the year by (ii) a factor of .0075.

     The Compensation Committee will certify in writing after the end of each fiscal year whether and to what extent the performance goal for the prior year has been met and award the appropriate cash bonus to Messrs. Reamer, McNamara, Park and Kettle. The Compensation Committee has so certified for 1994 with respect to Messrs. Reamer and McNamara. The Compensation Committee has the discretion to reduce the amount of the bonus awarded to any individual, or to award bonuses on some other basis, if the Committee determines such action is appropriate, given the circumstances. If, however, a bonus is awarded based on some other arrangement that has not been approved by the stockholders, the Company would not be allowed to deduct for tax purposes any payments in excess of the limitation. The cash bonuses earned by Messrs. Reamer, McNamara, Park and Kettle in the fiscal year ending December 31, 1994 are listed in the Summary Compensation Table on page 5.

VOTE REQUIRED

     Approval of the revised compensation arrangements described above for purposes of Code Section 162(m) requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented at the meeting and voting thereon. See "Quorum and Voting Procedures" below. The Board of Directors recommends a vote FOR approval of such compensation. Unless there is a change in the material terms of the arrangements, including a change in the performance goals or the payment formula, such compensation arrangements will not be resubmitted to the stockholders for another vote for five years.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of its Audit Committee, the Board of Directors has selected the firm of Price Waterhouse LLP ("Price Waterhouse") as independent accountants of the Company for the year ending December 31, 1995, subject to ratification by vote of the holders of a majority of the shares of Common Stock voting thereon at the Annual Meeting. A representative of Price Waterhouse, which served as independent accountants for 1994, is expected to be present at the Meeting, with the opportunity to make a statement if he or she desires to do so, and to be available to respond to appropriate questions.

     The persons named as proxies in the accompanying form of Proxy intend (unless specific contrary instructions are given) to vote for ratification of the selection of Price Waterhouse as independent accountants for the 1995 fiscal year.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company at its offices at One International Place, Boston, Massachusetts 02110 no later than November 30, 1995 in order to be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting.

                          QUORUM AND VOTING PROCEDURES

     The By-laws of the Company (the "By-laws") provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at a meeting of stockholders of the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Meeting for purposes of determining a quorum. Abstentions are counted as present for purposes of determining the existence of a quorum.

     Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers may vote these shares in their discretion, depending on the type of proposal involved. However, the New York Stock Exchange can preclude brokers from exercising their voting discretion on certain proposals. Absent specific instructions from the beneficial owner in such case, the broker may not vote on that proposal. This results in what is known as a "broker non-vote" on such a proposal. In the event of a broker non-vote with respect to any issue coming before the Meeting, the Proxy will nonetheless be counted as present for purposes of determining the existence of a quorum. The effect of broker non-votes on each agenda item is described below.

     The vote required for the election of directors is the affirmative vote of a plurality of the shares present or represented at the Meeting and entitled to vote thereon. Unless authority to vote for any director is withheld in the Proxy, votes will be cast in favor of election of the nominees listed herein. Votes withheld from election of directors will be excluded entirely from the vote and will have no effect.

     The vote required for approval of the UAM Deferred Compensation Plan is the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Abstentions will count as shares present or represented at the Meeting and will, therefore, be included in determining whether the required vote has been received and effectively count as a vote "against" approval. Broker non-votes, on the other hand, will not be deemed to be present for purposes of determining the total number of shares of which a majority is required for approval and will have no effect on the outcome. Brokers have discretionary authority to vote on the UAM Deferred Compensation Plan.

     The vote required for approval of the Compensation Arrangements for Certain Executive Officers is the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and voting thereon. Neither abstentions as to this proposal nor broker non-votes will count as votes cast "for" or "against" this proposal and accordingly, they will not be included in calculating the number of votes necessary for approval of this proposal. Brokers have discretionary authority to vote on this proposal.

     If a properly signed Proxy is returned to the Company by a stockholder of record and is not marked, it will be voted in accordance with the Board's recommendations on all proposals.

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that shown above. However, if any other proper business should come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies in respect to any such business in accordance with their best judgment. Matters with respect to which the enclosed form of Proxy confers such discretionary authority are as follows: (i) matters which the Board of Directors does not know of a reasonable time before the mailing of this Proxy Statement are to be presented at the Meeting; (ii) approval of the minutes of the prior meeting of stockholders, such approval not constituting ratification of the action taken at such meeting;
(iii) election of any person as a director if any of the nominees named herein is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the Meeting.

     Any stockholder giving a Proxy in the accompanying form retains the power to revoke it, by appropriate written notice to the Secretary of the Company or by the giving of a later dated Proxy, at any time prior to the exercise of the powers conferred thereby. Attendance in person at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives an affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and to vote in person.

     The shares represented by the Proxy will be voted as directed by the stockholder giving the Proxy.

IF NO CONTRARY INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED (1) TO FIX THE NUMBER OF DIRECTORS AT TWELVE AND TO ELECT THE PERSONS NAMED UNDER "ELECTION OF DIRECTORS"; (2) TO APPROVE THE UAM DEFERRED COMPENSATION PLAN; (3) TO APPROVE THE COMPENSATION ARRANGEMENTS FOR CERTAIN EXECUTIVE OFFICERS; (4) TO APPROVE THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS FOR 1995; AND (4) IN THE DISCRETION OF THE PROXYHOLDER AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                                 OTHER MATTERS

     The cost of preparing, assembling and mailing the proxy material will be borne by the Company. In addition to the use of the mails, certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and to request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection therewith.

                                            JOHN C. VINCENT, JR.
                                            Secretary

PROXY

                     UNITED ASSET MANAGEMENT CORPORATION

                    MEETING OF STOCKHOLDERS - MAY 18, 1995


                THIS PROXY IS BEING SOLICITED ON BEHALF OF THE
          BOARD OF DIRECTORS OF UNITED ASSET MANAGEMENT CORPORATION

        The undersigned stockholder in United Asset Management Corporation (the "Company") hereby appoints Norton H. Reamer, John F. McNamara, and William H. Park, and each of them, attorneys, agents and proxies, with power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Ritz-Carlton Hotel, 15 Arlington Street, Boston, Massachusetts on May 18, 1995 at 9:30 a.m., Eastern Daylight Savings Time, and any adjournments thereof.

        Also to vote and act upon any other business which may properly come before the meeting or any adjournment thereof.

        The shares represented by this proxy will be voted as directed by the undersigned.

IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE AND IN FAVOR OF PROPOSALS
2, 3 and 4.                                                          -----------
                                                                     SEE REVERSE
                      (PLEASE SIGN AND DATE ON REVERSE)                  SIDE
                                                                     -----------

/ X / PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

                                                                                                           FOR  AGAINST  ABSTAIN
1. To fix the number of persons constituting the full                   2. To approve the UAM Deferred       /  /   /  /     /  /
Board of Directors at twelve and to elect the following                     Compensation Plan.
nominees as Directors: Richard A. Englander, Robert J.
Greenebaum, Charles E. Haldeman, Jr., Robert M. Kommerstad,             3. To approve the compensation       /  /   /  /     /  /
M. Thomas Lardner, Jay O. Light, John F. McNamara,                         arrangements for certain
Norton H. Reamer, David I. Russell, Philip Scaturro,                       executive officers as described
John A. Shane and Barbara S. Thomas.                                       in the Company's Proxy Statement.

                                                                        4. To approve the selection of       /  /   /  /     /  /
        FOR    /  /  WITHHELD /  /     MARK HERE  /  /                     Price Waterhouse LLP as independent
        all          from all         IF YOU PLAN                          accountants of the Company
      nominees       nominees          TO ATTEND                           for the current fiscal year
                                      THE MEETING                          ending December 31, 1995.

                                       MARK HERE  /  /
                                      FOR ADDRESS
/  /                                  CHANGE AND
____________________                  NOTE BELOW
FOR all nominees except as noted.
(To withhold authority to vote for any individual nominee,
 print the nominee's name(s) above.)






                                                                Please sign exactly as your name is printed hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give title.

                                                                Signature: ________________________________ Date ___________________
                                                                Signature: ________________________________ Date ___________________
